                                                                   EXHIBIT 23(b)

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form SB-2 of our report dated October 26, 1998 relating to our audits of the financial statements of Computerized Thermal Imaging, Inc. for the years ended June 30, 1998 and 1997, and for the period from inception, June 10, 1987, to June 30, 1998. We also consent to the reference to our firm under the caption "Experts".

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
November 9, 1998